Exhibit 10.2

U.S. Stem Cell, Inc. assigns all of its rights, and delegates all of its responsibilities (excluding any liability resulting from U.S. Stem Cell, Inc’s own conduct)  to American Cell Technology LLC (“ACT”) under all Stem Cell Processing and Storage Agreements  and similar agreements (“Agreements”) related to human tissue banking, on the following terms and conditions:

1.      This assignment shall not be effective unless related agreements among the parties and GACP are executed.

2.      This assignment is subject to that Permanent Injunction and other orders “(Order”) referenced and defined in the parties’ related agreements.

3.      This assignment shall not be effective and consummated until the conclusion of the required 15 day notice provision to the FDA under the Order, and if the FDA objects or requires additional information, until those objections and requests are resolved.

4.      All payments received by US Stem Cell, Inc. under the Agreements until the effective date of this assignment shall remain the property of US Stem Cell, Inc.

/s/ Michael Tomas

Signature of USSC

/s/ Sean Berman

Sean Berman, Manager Sept 24, 2019

Signature of ACT

13794 NW 4th St, Ste 212 l Sunrise, FL 33325 l P: 954-835-1500 l F: 954-845-9976 l usstemcell@us-stemcell.com